Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass Investor Relations (713) 625-8633

Stewart Reports First Quarter 2026 Results

•	Total revenues of $781.3 million ($778.4 million on an adjusted basis) compared to $612.0 million ($608.9 million on an adjusted basis) in the prior year quarter
•	Net income of $17.0 million ($24.1 million on an adjusted basis) compared to net income of $3.1 million ($7.0 million on an adjusted basis) in the prior year quarter
•	Diluted EPS of $0.55 ($0.78 on an adjusted basis) compared to prior year quarter diluted EPS of $0.11 ($0.25 on an adjusted basis)

HOUSTON, April 22, 2026 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $17.0 million ($0.55 per diluted share) for the first quarter 2026, compared to net income attributable to Stewart of $3.1 million ($0.11 per diluted share) for the first quarter 2025. On an adjusted basis, net income for the first quarter 2026 was $24.1 million ($0.78 per diluted share) compared to net income of $7.0 million ($0.25 per diluted share) in the first quarter 2025. Pretax income before noncontrolling interests for the first quarter 2026 was $23.6 million ($33.2 million on an adjusted basis) compared to $5.9 million ($11.2 million on an adjusted basis) for the first quarter 2025.

First quarter 2026 and 2025 results included $2.9 million and $3.1 million, respectively, of pretax net realized and unrealized gains, both primarily driven by net gains from fair value changes of equity securities investments recorded in the title segment.

“I am proud of our first quarter results as they reflect the momentum we have built in each of our businesses,” commented Fred Eppinger, chief executive officer. “We are pleased with our ability to deliver these solid results while confronting housing market and macroeconomic volatility. We remain focused on growth across all of our business lines and are dedicated to serving our customers with excellence.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended March 31,
	2026	2025
Total revenues	781.3	612.0
Pretax income before noncontrolling interests	23.6	5.9
Income tax expense	(4.6)	(0.5)
Net income attributable to noncontrolling interests	(2.1)	(2.3)
Net income attributable to Stewart	17.0	3.1
Non-GAAP adjustments, after taxes*	7.1	3.9
Adjusted net income attributable to Stewart*	24.1	7.0
Pretax margin	3.0%	1.0%
Adjusted pretax margin*	4.3%	1.8%
Net income per diluted Stewart share	0.55	0.11
Adjusted net income per diluted Stewart share*	0.78	0.25

*Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended March 31,
	2026	2025	% Change
Operating revenues	603.2	499.2	21%
Investment income	13.8	12.6	10%
Net realized and unrealized gains	3.1	3.1	1%
Pretax income	25.0	11.8	112%
Non-GAAP adjustments to pretax income*	0.2	(0.3)	180%
Adjusted pretax income*	25.2	11.5	119%
Pretax margin	4.0%	2.3%
Adjusted pretax margin*	4.1%	2.2%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues increased $104.0 million (21 percent) in the first quarter 2026, driven by strong results across both our direct and agency title operations despite the current market environment. Direct title revenues improved $38.5 million (17 percent), primarily reflecting consistent strong performance in our domestic commercial business and improved domestic residential results. Gross agency revenues increased $65.5 million (25 percent), while revenues net of agency retention increased $10.7 million (23 percent) compared to the first quarter 2025. The title segment’s combined employee costs and other operating expenses increased $36.9 million (14 percent); however, as a percentage of operating revenues, these costs improved to 48 percent in the first quarter 2026 from 51 percent in the prior year quarter, primarily due to higher title operating revenues. Title loss expense, as a percentage of title operating revenues, improved to 3.1 percent in the first quarter 2026, compared to 3.5 percent in the prior year quarter, primarily due to our continued overall favorable claims experience.

Net realized and unrealized gains in the first quarters 2026 and 2025 were primarily related to net gains on fair value changes of equity securities investments. Investment income increased $1.2 million (10 percent) in the first quarter 2026, primarily driven by increased interest income resulting from increased cash balances compared to the first quarter 2025.

In addition to the above net realized and unrealized gains, the title segment’s adjusted pretax income for the first quarters 2026 and 2025 included total other non-GAAP adjustments of $3.3 million and $2.8 million, respectively, related to acquisition intangible asset amortization and severance expenses (refer to Appendix A for details).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended March 31,
	2026	2025	% Change
Non-commercial:
Domestic	145.6	134.4	8%
International	24.1	22.2	9%
	169.7	156.6	8%
Commercial:
Domestic	93.9	69.3	35%
International	6.6	5.8	14%
	100.5	75.1	34%
Total direct title revenues	270.2	231.7	17%

Domestic commercial revenues increased $24.6 million (35 percent) in the first quarter 2026, driven by higher commercial transaction size and volume, primarily across energy, industrial, site development, data center and retail asset classes. Average domestic commercial fee per file improved 33 percent to $21,100 in the first quarter 2026 compared to $15,800 in the first quarter 2025, while domestic commercial closed orders increased 2 percent. Domestic non-commercial revenues increased $11.2 million (8 percent) in the first quarter 2026, primarily due to higher closed transaction volumes, driven mainly by increased refinancing activity. Average domestic residential fee per file was $3,300 in the first quarter 2026, consistent with the prior year quarter. Total international revenues increased $2.7 million (10 percent) in the first quarter 2026, driven primarily by improved residential volumes compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions (RES) segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended March 31,
	2026	2025	% Change
Operating revenues	161.4	97.1	66%
Pretax income	11.0	4.1	172%
Non-GAAP adjustments to pretax income*	9.2	5.5	66%
Adjusted pretax income*	20.2	9.6	111%
Pretax margin	6.8%	4.2%
Adjusted pretax margin*	12.5%	9.9%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment operating revenues increased $64.3 million (66 percent) in the first quarter 2026 compared to the first quarter 2025, primarily driven by higher credit information services revenues and our recently-acquired MCS business. Combined employee costs and other operating expenses increased $55.3 million (64 percent) in the first quarter 2026, primarily due to increased costs of services associated with increased revenue levels. Non-GAAP adjustments to pretax income for both first quarters 2026 and 2025 were primarily related to acquisition intangible asset amortization expenses. The first quarter 2026 also included adjustments for MCS acquisition-related costs.

Corporate Segment

Net expenses attributable to corporate operations increased to $12.2 million for the first quarter 2026, compared to $9.9 million in the first quarter 2025, primarily driven by higher interest expense on increased debt balances.

Expenses

Consolidated employee costs increased $35.3 million (19 percent) in the first quarter 2026 compared to the prior year quarter, primarily driven by higher salaries and employee benefits expenses related to an increased average employee count, as well as higher incentive compensation consistent with improved operating results. As a percentage of total operating revenues, consolidated employee costs improved to 29 percent in the first quarter 2026, compared to 31 percent in the prior year quarter, primarily due to higher operating revenues.

Consolidated other operating expenses increased $56.6 million (35 percent) in the first quarter 2026 compared to the prior year quarter, primarily as a result of higher real estate solutions service expenses and increased title outside search and premium tax expenses associated with increased operating revenues. As a percentage of total operating revenues, first quarter 2026 consolidated other operating expenses were 28 percent, compared to 27 percent in the prior year quarter, primarily due to increased real estate solutions service expenses.

Other

Net cash used by operations improved to $4.5 million in the first quarter 2026, compared to net cash used by operations of $29.9 million in the first quarter 2025, primarily as a result of the higher net income in the first quarter 2026.

First Quarter Earnings Call

Stewart will hold a conference call to discuss the first quarter 2026 earnings at 8:30 a.m. Eastern Time on Thursday, April 23, 2026. To participate, dial 800-274-8461 (USA) or 203-518-9814 (International) – access code STCQ126. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on April 23, 2026 until midnight on April 30, 2026 by dialing (800) 925-9940 (USA) or (402) 220-5394 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, and adverse changes in the level of real estate activity, as well as a number of other risks and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended March 31,
	2026	2025
Revenues:
Title revenues:
Direct title	270,177	231,680
Agency title	333,006	267,518
Real estate solutions	161,371	97,077
Total operating revenues	764,554	596,275
Investment income	13,851	12,656
Net realized and unrealized gains	2,902	3,053
	781,307	611,984
Expenses:
Amounts retained by agencies	276,142	221,377
Employee costs	221,098	185,811
Other operating expenses	217,517	160,911
Title losses and related claims	18,442	17,702
Depreciation and amortization	16,855	15,322
Interest	7,628	4,961
	757,682	606,084
Income before taxes and noncontrolling interests	23,625	5,900
Income tax expense	(4,556)	(484)
Net income	19,069	5,416
Less net income attributable to noncontrolling interests	2,105	2,339
Net income attributable to Stewart	16,964	3,077

Net earnings per diluted share attributable to Stewart	0.55	0.11
Diluted average shares outstanding (000)	30,809	28,341

Selected financial information:
Net cash used by operations	(4,490)	(29,927)
Other comprehensive (loss) income	(5,451)	6,371

First Quarter Domestic Order Counts:

Opened Orders 2026:	Jan	Feb	Mar	Total	Closed Orders 2026:	Jan	Feb	Mar	Total
Commercial	1,730	1,732	1,888	5,350	Commercial	1,318	1,493	1,648	4,459
Purchase	13,357	13,988	17,265	44,610	Purchase	7,319	8,452	10,262	26,033
Refinancing	7,234	7,460	8,627	23,321	Refinancing	3,847	4,264	5,274	13,385
Other	3,846	2,430	5,151	11,427	Other	1,475	1,471	1,804	4,750
Total	26,167	25,610	32,931	84,708	Total	13,959	15,680	18,988	48,627

Opened Orders 2025:	Jan	Feb	Mar	Total	Closed Orders 2025:	Jan	Feb	Mar	Total
Commercial	1,336	1,364	1,628	4,328	Commercial	1,394	1,376	1,620	4,390
Purchase	14,110	14,406	17,734	46,250	Purchase	7,784	8,562	10,434	26,780
Refinancing	5,481	5,655	6,426	17,562	Refinancing	3,142	3,074	3,682	9,898
Other	3,370	4,784	2,649	10,803	Other	1,413	1,507	1,685	4,605
Total	24,297	26,209	28,437	78,943	Total	13,733	14,519	17,421	45,673

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	March 31, 2026	December 31, 2025
Assets:
Cash and cash equivalents	271,235	321,775
Short-term investments	46,250	47,899
Investments in debt and equity securities, at fair value	602,485	606,170
Receivables, net	216,203	190,064
Property and equipment, net	91,892	85,330
Operating lease assets, net	107,988	106,034
Title plants	81,711	81,670
Goodwill	1,276,164	1,271,958
Intangible assets, net of amortization	316,097	325,135
Deferred tax assets	7,738	7,656
Other assets	220,224	209,114
	3,237,987	3,252,805
Liabilities:
Notes payable	646,748	646,606
Accounts payable and accrued liabilities	251,949	255,852
Operating lease liabilities	123,859	122,153
Estimated title losses	516,776	524,473
Deferred tax liabilities	52,991	53,323
	1,592,323	1,602,407
Stockholders’ equity:
Common Stock and additional paid-in capital	521,984	520,243
Retained earnings	1,146,038	1,145,415
Accumulated other comprehensive loss	(27,359)	(21,908)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,637,997	1,641,084
Noncontrolling interests	7,667	9,314
Total stockholders’ equity	1,645,664	1,650,398
	3,237,987	3,252,805

Number of shares outstanding (000)	30,425	30,223
Book value per share	53.84	54.30

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	March 31, 2026				March 31, 2025
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	603,183	161,371	-	764,554	499,198	97,077	-	596,275
Investment income	13,822	29	-	13,851	12,621	35	-	12,656
Net realized and unrealized gains (losses)	3,085	-	(183)	2,902	3,055	-	(2)	3,053
	620,090	161,400	(183)	781,307	514,874	97,112	(2)	611,984
Expenses:
Amounts retained by agencies	276,142	-	-	276,142	221,377	-	-	221,377
Employee costs	195,366	22,360	3,372	221,098	168,487	13,736	3,588	185,811
Other operating expenses	96,478	119,653	1,386	217,517	86,505	72,943	1,463	160,911
Title losses and related claims	18,442	-	-	18,442	17,702	-	-	17,702
Depreciation and amortization	8,239	8,358	258	16,855	8,614	6,372	336	15,322
Interest	456	4	7,168	7,628	422	2	4,537	4,961
	595,123	150,375	12,184	757,682	503,107	93,053	9,924	606,084
Income (loss) before taxes	24,967	11,025	(12,367)	23,625	11,767	4,059	(9,926)	5,900

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, acquisition-related expenses (in connection with our MCS acquisition), and severance expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter ended March 31, 2026 and 2025 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended March 31,
	2026	2025	% Chg
Total revenues	781.3	612.0	28%
Non-GAAP revenue adjustment:
Net realized and unrealized gains	(2.9)	(3.1)
Adjusted total revenues	778.4	608.9	28%
Net realized and unrealized gains:
Net unrealized gains on equity securities fair value changes	3.3	3.2
Loss on disposal of a subsidiary	(0.3)	-
Net losses on sale of securities investments	-	(0.3)
Other items, net	(0.1)	0.2
Total	2.9	3.1

Pretax income	23.6	5.9	300%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(2.9)	(3.1)
Acquired intangible asset amortization	9.4	8.3
Acquisition-related expenses	2.5	-
Severance expenses	0.6	-
Adjusted pretax income	33.2	11.2	198%
GAAP pretax margin	3.0%	1.0%
Adjusted pretax margin	4.3%	1.8%

Net income attributable to Stewart	17.0	3.1	451%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(2.9)	(3.1)
Acquired intangible asset amortization	9.4	8.3
Acquisition-related expenses	2.5	-
Severance expenses	0.6	-
Net tax effects of non-GAAP adjustments	(2.5)	(1.4)
Non-GAAP adjustments, after taxes	7.1	3.9
Adjusted net income attributable to Stewart	24.1	7.0	245%

Diluted average shares outstanding (000)	30,809	28,341
GAAP net income per share	0.55	0.11
Adjusted net income per share	0.78	0.25

	Quarter Ended March 31,
	2026	2025	% Chg
Title Segment:
Revenues	620.1	514.9	20%
Net realized and unrealized gains	(3.1)	(3.1)
Adjusted revenues	617.0	511.8	21%

Pretax income	25.0	11.8	112%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(3.1)	(3.1)
Acquired intangible asset amortization	2.7	2.8
Severance expenses	0.6	-
Adjusted pretax income	25.2	11.5	119%
GAAP pretax margin	4.0%	2.3%
Adjusted pretax margin	4.1%	2.2%

Real Estate Solutions Segment:

Revenues	161.4	97.1	66%
Pretax income	11.0	4.1	172%
Non-GAAP pretax adjustment:
Acquired intangible asset amortization	6.7	5.5
Acquisition-related expenses	2.5	-
Adjusted pretax income	20.2	9.6	111%
GAAP pretax margin	6.8%	4.2%
Adjusted pretax margin	12.5%	9.9%